SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 29, 2004

FEDERATED DEPARTMENT STORES, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Item 5.	Other Events.

     On February 23, 2004, Federated Department Stores, Inc. and certain of its subsidiaries ("Federated") and GE Capital Consumer Card Company ("GECCC") entered into an amendment of the Amended and Restated Credit Card Program Agreement (the "Agreement"), to which they are parties, postponing by one year the date by which either Federated or GECCC may send a notice to the other of its election to terminate the Agreement at the expiration of its initial term. A copy of this amendment is filed herewith as Exhibit 99.1 and incorporated by this reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a) and (b) Not applicable.

(c) Exhibits.

99.1     Sixth Amendment to Amended and Restated Credit Card Program Agreement by and among Federated, FDS Bank, FACS Group, Inc., Macy's East, Inc., Macy's West, Inc., Broadway Stores, Inc. (for itself and as successor in interest to Bullock's, Inc.), and GECCC, dated as of February 23, 2004.

FEDERATED DEPARTMENT STORES, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED DEPARTMENT STORES, INC.

Dated: April 29, 2004	By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Senior Vice President, Secretary and General Counsel

Exhibit 99.1

Execution Copy [Conformed 3/3/04]

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT CARD PROGRAM AGREEMENT

     This Sixth Amendment to Amended and Restated Credit Card Program Agreement (the "Amendment"), dated as of February 23, 2004, is entered into by and among Federated Department Stores, Inc. ("FDS"), FDS Bank, FACS Group, Inc., Macy's East, Inc., Macy's West, Inc., Broadway Stores, Inc. (for itself and as successor in interest to Bullock's, Inc.), and GE Capital Consumer Card Company ("GE Bank") in the following circumstances:

(a) The parties hereto are parties to the Amended and Restated Credit Card Program Agreement, dated as of June 4, 1996 (the "Agreement");

           (b) Section 11.1 of the Agreement specifies the length of the Initial Term of the Agreement, and the manner in which either FDS, on the one hand, or GE Bank, on the other hand, may elect to terminate the Agreement at the expiration of the Initial Term; and

(c) The parties hereto wish to amend the provisions of Section 11.1 of the Agreement for their mutual benefit.

(Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement).

     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Section 11.1 (b) is hereby amended by deleting it in its entirety and substituting the following therefor:

"In order to be effective, any notice of an election to terminate this Agreement at the expiration of the Initial Term must be delivered at least one (1) year, but not more than three (3) years, prior to the expiration of the Initial Term. In order to be effective, any notice of an election to terminate this Agreement at the expiration of any Extended Term must be delivered at least one (1) year prior to the expiration of the Extended Term. For example, in order to terminate this Agreement at the end of the Initial Term (i.e. as of close of business on April 30, 2006), notice must be delivered on or after April 30, 2003 and on or prior to April 30, 2005. In order to terminate this Agreement at the end of any Extended Term, notice must be delivered not later than the first day of such Extended Term."

          2. Notwithstanding anything to the contrary contained in the Agreement, including all amendments, modifications, supplements, annexes, exhibits and schedules thereto (collectively, the "Ancillary Agreements"), following the effective date of this Amendment, either GE Bank, on the one hand, or FDS, on the other hand, may elect to terminate the Agreement at the expiration of the Initial Term by delivering a notice of its election to terminate the Agreement in the manner specified in Section 1 of this Amendment, and such notice shall have the effect and consequence under any provision of the Agreement or any Ancillary Agreement of terminating the Agreement as of the last day of the Initial Term.

3. Except as otherwise amended hereby, the Agreement shall remain unchanged and in full force and effect.

4. The validity, performance and enforcement of this Amendment shall be governed by the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

          5. This Amendment may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have entered into this Amendment as of the day and year first above written.

GE CAPITAL CONSUMER CARD CO.

By: /s/ William Ellingway
Name: William Ellingway
Title: President

FDS BANK

By: /s/ Susan R. Robinson
Name: Susan R. Robinson
Title: Treasurer

FEDERATED DEPARTMENT STORES, INC.

By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Senior Vice President, General Counsel & Secretary

FACS GROUP, INC.

By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Vice President

MACY'S EAST, INC.

By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Vice President

MACY'S WEST, INC.

By: /s/ Richard C. Fiddes
Name: Richard C. Fiddes
Title: Vice President and Secretary

BROADWAY STORES, INC. (for itself and as successor in interest to Bullock's, Inc.)

By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Vice President